UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 30, 2005



                         WINTRUST FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                          -----------------------------


          ILLINOIS                        0-21923                36-3873352
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
       Incorporation)                                        Identification No.)

      727 NORTH BANK LANE                                          60045
     LAKE FOREST, ILLINOIS                                      (Zip Code)
(Address of principal executive
          offices)

        Registrant's telephone number, including area code (847) 615-4096

                                 NOT APPLICABLE
           (Former name or former address, if changed since last year)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [  ]     Written communications pursuant to Rule 425 under the
                  Securities Act (17 CFR 230.425)

         [  ]     Soliciting material pursuant to Rule 14a-12 under the
                  Exchange Act (17 CFR 240.14a-12)

         [  ]     Pre-commencement communications pursuant to Rule 14d-2(b)
                  under the Exchange Act (17 CFR 240.14d-2(b))

         [  ]     Pre-commencement communications pursuant to Rule 13e-4(c)
                  under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01.     OTHER EVENTS.
               -------------

         On March 30, 2005, Wintrust Financial Corporation (the "Company") consummated the partial settlement of the forward sale agreement (the "Forward Sale Agreement") the Company entered into on December 14, 2004 with Royal Bank of Canada, an affiliate of RBC Capital Markets Corporation, relating to the forward sale by the Company of 1.2 million shares of the Company's common stock. Pursuant to and in partial settlement of the Forward Sale Agreement, the Company issued 1.0 million shares of its common stock, and received $56.1 million from Royal Bank of Canada.

         Copies of the Underwriting Agreement dated December 14, 2004, among the Company, Royal Bank of Canada and RBC Capital Markets Corporation, as representative of the several underwriters, and the Forward Sale Agreement, dated December 14, 2004, between the Company and Royal Bank of Canada, were filed as Exhibits 1.1 and 1.2 to the Company's Current Report on Form 8-K dated December 14, 2004. The Underwriting Agreement and the Forward Sale Agreement are more fully described in the Company's Registration Statement on Form S-3 (File No. 333-119345) filed on September 28, 2004 and amended or supplemented on October 6, 2004 and December 14, 2004.


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

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WINTRUST FINANCIAL CORPORATION
                                        (Registrant)

                                        By: /s/ David A. Dykstra
                                            ------------------------------------
                                            David A. Dykstra
                                            Senior Executive Vice President and
                                             Chief Operating Officer

Date:  April 4, 2005


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